UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549

                            FORM 8-K
                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JULY 26, 2001









                   LOCKWAVE TECHNOLOGIES, INC.
     (Exact name of registrant as specified in its charter)







Nevada                000-24595                   88-0343832
(State of             (Commission           (I.R.S. Employer
organization)         File Number)       Identification No.)

47 Mall Drive, Suite 5, Commack, NY 11725
(Address of principal executive offices)

Registrant's telephone number, including area code (631) 864-1515



ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

On July 26, 2001, Imojo Inc. transferred 24,125,000 shares of the common stock of the Company (approximately 65% of the total shares outstanding) to Imojo Group, LLC for forgiveness of debt of Imojo, Inc. by Imojo Group, LLC. The foregoing caused a change in the control of the Company.

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the date of this filing by: (i) the Company's sole executive officer and its directors (ii) each person known to the Company who beneficially owns more than five percent (5%) of the Company's Common Stock; and (iv) the Company's sole officer and its directors as a group. All share ownership listed in the table is direct, unless otherwise indicated.


                                    Amount of       Percent
Name and Address of Beneficial     Shares Owned     of Class
Owner

Paul S. Steo (1)                        0              0%
47 Mall Drive
Commack, New York 11725

Imojo Group, LLC                    24,125,000       64.7%
47 Mall Drive, Unit #5
Commack, New York 11725

Officers and Directors as a             0              0%
Group (1 person)

(1)  Paul S. Steo does not have any equity ownership in Imojo
     Inc.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                           Lockwave Technologies, Inc.



                           By: /s/ Paul Steo
                              Paul S. Steo, President



                           Date: August 10, 2001